Exhibit 99

NEWS

CONTACT: Brendan McManus
(301) 380-4495
brendan.mcmanus@marriott.com

MARRIOTT INTERNATIONAL REPORTS FOURTH QUARTER 2018 RESULTS

HIGHLIGHTS

•
Fourth quarter reported diluted EPS totaled $0.92, compared to $0.31 in the year-ago quarter. Fourth quarter adjusted diluted EPS totaled $1.44, a 32 percent increase over fourth quarter 2017 adjusted results;

•
Full year 2018 reported diluted EPS totaled $5.38, a 40 percent increase from prior year results. Full year 2018 adjusted diluted EPS totaled $6.21, a 48 percent increase over full year 2017 adjusted results;

•	Fourth quarter 2018 comparable systemwide constant dollar RevPAR rose 1.3 percent worldwide, 4.0 percent outside North America and 0.2 percent in North America;

•	Full year 2018 comparable systemwide constant dollar RevPAR rose 2.6 percent worldwide, 5.5 percent outside North America and 1.5 percent in North America;

•	The company added more than 80,000 rooms during 2018, including over 9,900 rooms converted from competitor brands and nearly 36,400 rooms in international markets;

•
In 2018, Marriott signed agreements for a record 125,000 rooms, increasing the company’s worldwide development pipeline to a record 478,000 rooms as of year-end, including nearly 23,000 rooms approved, but not yet subject to signed contracts;

•
Fourth quarter reported net income totaled $317 million, compared to $114 million in the year-ago quarter. Fourth quarter adjusted net income totaled $497 million, a 23 percent increase over prior year adjusted results;

•	Adjusted EBITDA totaled $864 million in the quarter, a 10 percent increase over fourth quarter 2017 adjusted EBITDA;

•
Full year 2018 reported net income totaled $1,907 million, a 31 percent increase compared to prior year results. Full year 2018 adjusted net income totaled $2,201 million, a 38 percent increase over prior year adjusted results;

•	Adjusted EBITDA totaled $3,473 million for full year 2018, an 11 percent increase over full year 2017 adjusted EBITDA;

•	For full year 2018, Marriott repurchased 21.5 million shares of the company’s common stock for $2.8 billion, including 3.0 million shares for $336 million during the fourth quarter.

BETHESDA, MD - February 28, 2019 - Marriott International, Inc. (NASDAQ: MAR) today reported fourth quarter 2018 results.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “Our team delivered solid results in 2018 even as we worked to complete the integration of Starwood Hotels & Resorts. Our rooms grew by nearly 5 percent, net; worldwide revenue per available room, or RevPAR, increased nearly 3 percent; general and administrative expenses rose only 1 percent; and adjusted earnings per share surged 48 percent. We ended the year with a record 1.3 million rooms operating under our 30 leading lodging brands. During the year, we reduced operating costs for owners, increased the value of our loyalty program for customers, and improved guest “intent to recommend” scores.

“We continue to grow our market share of industry rooms. According to STR, our worldwide market share of rooms at year-end 2018 stood at 7 percent, while our share of rooms under construction totaled a leading 20 percent. We expect rooms growth will accelerate, as we signed contracts for a record 125,000 rooms in 2018 and our development pipeline increased to a record 478,000 rooms. Select-service signings were especially strong in North America, particularly for Residence Inn, Fairfield Inn & Suites, and Courtyard.

“In the fourth quarter, North America systemwide RevPAR increased 0.2 percent and worldwide systemwide RevPAR increased 1.3 percent. North American RevPAR growth in the quarter was impacted by labor strikes in eight North American markets and weaker than expected transient demand for the industry.

“We expect North America RevPAR will increase 1 to 2 percent in the first quarter, reflecting the impact of the government shutdown offset by a favorable calendar comparison. Outside North America, RevPAR growth is expected to moderate slightly in the first quarter due to the slower economic growth outlook in the Asia Pacific region.

“For the full year 2019, we expect North America and worldwide RevPAR growth of 1 to 3 percent and rooms growth of roughly 5.5 percent, net. This should yield an increase in total fee revenue of 5 to 7 percent, despite foreign exchange headwinds. It should also enable us to return at least $3 billion to shareholders in share repurchases and dividends in 2019, even assuming no asset sales for the year.

“We are pleased that, just over two years since the acquisition, the integration of Starwood is nearly complete. With the announcement of our new loyalty brand, Marriott Bonvoy, just a few weeks ago, customers are enjoying the meaningful benefits of the combined company. I am very grateful for all the hard work and dedication of Marriott associates around the world who made the integration happen.”

Fourth Quarter 2018 Results
In the 2018 first quarter, the company adopted Accounting Standards Update 2014-09. Please see the “Accounting Update” section of this release for more information.

Marriott’s reported net income totaled $317 million in the 2018 fourth quarter, compared to 2017 fourth quarter reported net income of $114 million. Reported diluted earnings per share (EPS) totaled $0.92 in the quarter, compared to reported diluted EPS of $0.31 in the year-ago quarter.

Fourth quarter 2018 adjusted net income totaled $497 million, a 23 percent increase over 2017 fourth quarter adjusted net income of $403 million.  Adjusted diluted EPS in the fourth quarter totaled $1.44, a 32 percent increase from adjusted diluted EPS of $1.09 in the year-ago quarter.  See page A-3 for the calculation of adjusted results. Adjusted results exclude merger-related costs and charges, cost reimbursement revenue, and reimbursed expenses.  Adjusted results for the 2018 fourth quarter also exclude adjustments to the provisional tax charge resulting from the U.S. Tax Cuts and Jobs Act of 2017 (Tax Act). Adjusted results for the 2017 fourth quarter also exclude the Avendra gain and the provisional tax charge resulting from the Tax Act.

Base management and franchise fees totaled $743 million in the 2018 fourth quarter, an 8 percent increase over base management and franchise fees of $688 million in the year-ago quarter. The year-over-year increase in these fees is primarily attributable to unit growth, higher credit card branding fees and higher RevPAR.

Fourth quarter 2018 incentive management fees totaled $167 million, a 4 percent decrease compared to incentive management fees of $174 million in the year-ago quarter. The year-over-year decrease largely reflects the impact of labor strikes, unfavorable comparisons in the Middle East, and unfavorable foreign exchange, partially offset by new units and higher net house profit at most hotels.

Owned, leased, and other revenue, net of direct expenses, totaled $88 million in the 2018 fourth quarter, compared to $89 million in the year-ago quarter. Compared to the year-ago quarter, results were negatively impacted by $14 million from hotels sold during or after the fourth quarter of 2017. That negative impact was mostly offset by higher termination fees year-over-year.

Depreciation, amortization and other expenses totaled $62 million in the 2018 fourth quarter, compared to $53 million in the year-ago quarter. The $9 million increase largely reflects the unfavorable comparison to a $7 million adjustment related to Legacy-Starwood IT systems in the year-ago quarter.

General, administrative, and other expenses for the 2018 fourth quarter totaled $242 million, compared to $270 million in the year-ago quarter. The year-over-year decrease largely reflects cost synergies, partially offset by the $7 million expense in the 2018 fourth quarter for the company’s supplemental investments in its workforce. Those supplemental investments totaled $51 million for full year 2018.

In the 2018 fourth quarter, the company incurred $28 million of expenses and recognized $25 million of insurance proceeds related to the data security incident it disclosed on November 30, 2018. The $3 million of net expenses are reflected in either the Reimbursed expenses or Merger-related costs and charges lines of the Statements of Income, which have been excluded from adjusted net income, adjusted EPS and adjusted EBITDA.

Gains and other income, net, totaled $3 million, compared to $657 million in the year-ago quarter. Gains and other income, net, in the 2017 fourth quarter reflected the $659 million Avendra gain.

Interest expense, net, totaled $88 million in the fourth quarter compared to $58 million in the year-ago quarter. The increase is largely due to higher interest rates and debt balances, and lower interest income.

Equity in earnings for the fourth quarter totaled $8 million, compared to $11 million in the year-ago quarter. The year-over-year decrease largely reflects the $5 million gain on the sale of a hotel in a North American joint venture in the 2017 fourth quarter.

The reported provision for income taxes totaled $28 million in the fourth quarter, an 8.1 percent reported effective tax rate, compared to $920 million in the year-ago quarter, an 89 percent reported effective tax rate. The 2017 fourth quarter reported tax provision reflects a $563 million charge related to the enactment of the Tax Act. The lower reported effective tax rate in the 2018 fourth quarter largely reflects a lower corporate tax rate as a result of the Tax Act and favorable discrete items.

For the fourth quarter, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $864 million, a 10 percent increase over fourth quarter 2017 adjusted EBITDA of $789 million. Compared to the prior year, adjusted EBITDA for the fourth quarter of 2018 was negatively impacted by $12 million from sold hotels. See page A-11 for the adjusted EBITDA calculations.

Fourth Quarter 2018 Results Compared to November 5, 2018 Guidance
On November 5, 2018, the company estimated gross fee revenues for the fourth quarter would be $900 million to $910 million. Actual gross fee revenues of $910 million in the quarter were at the high end of the estimate, largely reflecting greater than expected credit card branding fees and fees from new units.

Marriott estimated an adjusted effective tax rate of 19.2 percent for the 2018 fourth quarter. The adjusted provision for income taxes totaled $106 million in the fourth quarter, a 17.6 percent effective rate. The tax rate was lower than expected partially due to favorable discrete items.

The company estimated adjusted EBITDA for the fourth quarter would total $847 million to $862 million. Actual adjusted EBITDA of $864 million reflects unit growth, stronger than expected credit card branding fees and lower than expected general, administrative, and other expenses.

Selected Performance Information
The company added 146 new properties (23,942 rooms) to its worldwide lodging portfolio during the 2018 fourth quarter, including The Westin Maldives Miriandhoo Resort, The Abu Dhabi EDITION and the W Costa Rica - Reserva Conchal. Twenty-two properties (5,188 rooms) exited the system during the quarter. At year-end, Marriott’s lodging system encompassed 6,906 properties and timeshare resorts with more than 1,317,000 rooms.

The company added 494 new properties (80,255 rooms) to its worldwide lodging portfolio during 2018. One hundred and seven properties (21,176 rooms) exited the system during the year.

At year-end, the company’s worldwide development pipeline totaled 2,882 properties with more than 478,000 rooms, including 1,150 properties with approximately 214,000 rooms under construction and 141 properties with nearly 23,000 rooms approved for development, but not yet subject to signed contracts.

In the 2018 fourth quarter, worldwide comparable systemwide constant dollar RevPAR increased 1.3 percent (a 0.1 percent increase using actual dollars). North American comparable systemwide constant dollar RevPAR increased 0.2 percent (flat using actual dollars), and international comparable systemwide constant dollar RevPAR increased 4.0 percent (a 0.3 percent increase using actual dollars) for the same period.

Worldwide comparable company-operated house profit margins were flat in the fourth quarter, reflecting solid cost controls and synergies from the Starwood acquisition offset by the impact of modest RevPAR growth and higher wages. House profit margins for comparable company-operated properties outside North America rose 20 basis points and North American comparable company-operated house profit margins decreased 20 basis points in the fourth quarter.

For full year 2018, worldwide comparable systemwide constant dollar RevPAR increased 2.6 percent (a 2.9 percent increase using actual dollars). North American comparable systemwide constant dollar RevPAR increased 1.5 percent (a 1.6 percent increase using actual dollars), and international comparable systemwide constant dollar RevPAR increased 5.5 percent (a 6.5 percent increase using actual dollars) for the same period.

Worldwide comparable company-operated house profit margins increased 40 basis points for full year 2018, largely due to higher RevPAR, solid cost controls, and synergies from the Starwood acquisition. House profit margins for comparable company-operated properties outside North America rose 70 basis points and North American comparable company-operated house profit margins increased 10 basis points over 2017.

Balance Sheet
At year-end, Marriott’s total debt was $9,347 million and cash balances totaled $316 million, compared to $8,238 million in debt and $383 million of cash at year-end 2017.

In November 2018, the company issued $550 million of floating rate Series Y Senior Notes due in 2020, $350 million of Series Z Senior Notes due in 2023 with a 4.15 percent interest rate coupon, and $300 million of Series AA Senior Notes due in 2028 with a 4.65 percent interest rate coupon. The company expects to use the net proceeds for general corporate purposes.

Marriott Common Stock
Weighted average fully diluted shares outstanding used to calculate both reported and adjusted diluted EPS totaled 345.7 million in the 2018 fourth quarter, compared to 369.9 million shares in the year-ago quarter.

The company repurchased 3.0 million shares of common stock in the 2018 fourth quarter for $336 million at an average price of $113.85 per share. For full year 2018, Marriott repurchased 21.5 million shares for $2.8 billion at an average price of $130.67 per share. Year-to-date through February 28, the company has repurchased 2.4 million shares for $300 million at an average price of $126.31 per share. The company suspended repurchases for a time due to the data security incident and the loyalty accounting matter described below.

On February 15, 2019, the board of directors increased the company’s authorization to repurchase shares by 25.0 million for a total authorization of 33.3 million shares as of February 28, 2019.

Accounting Update
In the 2018 fourth quarter, the company identified certain immaterial errors related to loyalty program accounting, which resulted in the understatement of cost reimbursement revenue, net of reimbursed expenses, in the first three quarters of 2018. The company will provide revised information for each of the first three quarters of 2018 in its 2018 Annual Report on Form 10-K (Form 10-K), which the company expects to file with the SEC on March 1, 2019. The revised amounts will increase net income by $99 million for the first three quarters of 2018 combined. The revisions do not impact adjusted EPS, adjusted EBITDA nor the company’s cash position.

In the 2018 first quarter, the company adopted Accounting Standards Update 2014-09 (the new revenue standard), which changes the GAAP reporting for revenue and expense recognition for franchise application and relicensing fees, contract investment costs, the quarterly timing of incentive fee recognition, and centralized programs and services, among other items. While the new revenue standard results in changes to the reporting of certain revenue and expense items, Marriott’s cash flow and business fundamentals are not impacted. A discussion of revenue recognition changes can be found in the 2017

Form 10-K the company filed on February 15, 2018, which is available on Marriott’s Investor Relations website at http://www.marriott.com/investor.

The company has elected to use the full retrospective method in the adoption of the new revenue standard. As such, the company’s financial statements in SEC filings will show prior year quarterly and full year results as if the new revenue standard had been adopted on January 1, 2016. The company furnished a Form 8-K on July 25, 2018, which presented the effect of adoption of the new revenue standard on Marriott’s 2017 quarterly and full year unaudited results of operations and related financial measures.

In the first quarter of 2019, the company plans to adopt Accounting Standards Update 2016-02 (the new lease standard), which brings substantially all leases onto the balance sheet, including operating leases. While the company is still assessing the potential impact of this new accounting standard on its financial statements, it anticipates no impact to the Income Statements or Statements of Cash Flows. A discussion of the expected impact of the lease changes can be found in the company’s 2018 Form 10-K, which the company expects to file on March 1, 2019.

2019 Outlook
The following outlook for first quarter and full year 2019 does not include merger-related costs and charges, cost reimbursement revenue or reimbursed expenses, which the company cannot accurately forecast and which may be significant.

For the 2019 first quarter, Marriott expects comparable systemwide RevPAR on a constant dollar basis will increase 1 to 2 percent in North America, 2 to 4 percent outside North America, and 1 to 3 percent worldwide.

The company assumes first quarter 2019 gross fee revenues will total $885 million to $905 million, a 5 to 7 percent increase over first quarter 2018 gross fee revenues of $845 million, including an estimated $9 million of unfavorable foreign exchange. The company anticipates first quarter 2019 incentive management fees will decrease at a low single-digit rate over first quarter 2018 incentive management fees of $155 million due to unfavorable foreign exchange and the ongoing impact of reduced bookings resulting from the fourth quarter 2018 labor strikes.

Marriott expects first quarter 2019 owned, leased, and other revenue, net of direct expenses, could total $50 million. This estimate reflects lower year-over-year termination fees of roughly $25 million but does not reflect any asset sales that may occur in the first quarter of 2019.

The company assumes first quarter 2019 general, administrative, and other expenses could total $215 million to $220 million, a 11 to 13 percent decline from first quarter 2018 expenses of $247 million. First quarter 2018 general, administrative, and other expenses included a $35 million expense for the company’s supplemental investments in its workforce.

The company expects first quarter 2019 diluted EPS could total $1.30 to $1.35, down 3 percent to up 1 percent compared to first quarter 2018 adjusted diluted EPS of $1.34. First quarter adjusted 2018 results include $53 million ($0.11) of asset sale gains in gains and other income, net. First quarter 2019 guidance does not assume any asset sale gains in gains and other income, net.

Marriott expects first quarter 2019 adjusted EBITDA could total $820 million to $845 million, a 6 to 10 percent increase over first quarter 2018 adjusted EBITDA of $770 million. This estimate does not reflect any asset sales that may occur in the first quarter of 2019. See page A-12 for the adjusted EBITDA calculation.

For the full year 2019, Marriott expects comparable systemwide RevPAR on a constant dollar basis will increase 1 to 3 percent in North America, 2 to 4 percent outside North America, and 1 to 3 percent worldwide.

Marriott anticipates net room additions of roughly 5.5 percent for full year 2019, which assumes deletions of 1 to 1.5 percent.

The company assumes full year 2019 gross fee revenues will total $3,830 million to $3,910 million, a 5 to 7 percent increase over 2018 gross fee revenues of $3,638 million, including $15 million to $20 million of unfavorable foreign exchange. Full year 2019 estimated gross fee revenues include $410 million to $420 million of credit card branding fees, compared to $380 million for full year 2018. The company anticipates full year 2019 incentive management fees will increase at a low single-digit rate over 2018 full year incentive management fees of $649 million.

Marriott expects full year 2019 owned, leased, and other revenue, net of direct expenses, could total $280 million to $290 million. This estimate reflects stronger results at owned and leased hotels, offset by $45 million to $50 million of lower year-over-year termination fees. This outlook for full year 2019 does not reflect any asset sales that may occur during the year.

The company assumes full year 2019 general, administrative, and other expenses could total $910 million to $920 million, a 1 to 2 percent decrease from full year 2018 expenses of $927 million. Full year 2018 general, administrative, and other expenses included a $51 million expense for the company’s supplemental investments in its workforce, which is not expected to repeat in 2019.

The company expects full year 2019 diluted EPS could total $5.87 to $6.10, a 2 to 5 percent decline from 2018 adjusted diluted EPS of $6.21. Full year adjusted 2018 results include $183 million ($0.44) of asset sale gains in gains and other income, net and $65 million ($0.21) of asset sale gains in equity in earnings. Full year 2019 guidance does not assume any asset sale gains in either gains and other income, net, or equity in earnings.

Marriott expects full year 2019 adjusted EBITDA could total $3,615 million to $3,715 million, a 4 to 7 percent increase over 2018 adjusted EBITDA of $3,473 million. See page A-13 for the adjusted EBITDA calculation.

	First Quarter 2019[1]	Full Year 2019[1]
Gross fee revenues	$885 million to $905 million	$3,830 million to $3,910 million
Contract investment amortization	Approx. $15 million	Approx. $60 million
Owned, leased and other revenue, net of direct expenses	Approx. $50 million	$280 million to $290 million
Depreciation, amortization, and other expenses	Approx. $55 million	Approx. $215 million
General, administrative, and other expenses	$215 million to $220 million	$910 million to $920 million
Operating income	$645 million to $670 million	$2,915 million to $3,015 million
Gains and other income	Approx. $0 million	Approx. $5 million
Net interest expense	Approx. $95 million	Approx. $385 million
Equity in earnings (losses)	Approx. $10 million	Approx. $25 million
Earnings per share - diluted	$1.30 to $1.35	$5.87 to $6.10
Effective tax rate	21 percent	23 percent
1 The outlook provided in this table does not include merger-related costs and charges, cost reimbursement revenue or reimbursed expenses, which the company cannot accurately forecast and which may be significant.

The company expects investment spending in 2019 will total approximately $500 million to $700 million, including approximately $225 million for maintenance capital. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. Assuming this level of investment spending and no additional asset sales, at least $3 billion could be returned to shareholders through share repurchases and dividends in 2019.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Friday, March 1, 2019 at 10:00 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until March 1, 2020.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 4365548. A telephone replay of the conference call will be available from 1:00 p.m. ET, Friday, March 1, 2019 until 8:00 p.m. ET, Friday, March 8, 2019. To access the replay, call 404-537-3406. The conference ID for the recording is 4365548.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including our RevPAR, profit margin and earnings outlook and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations regarding the estimates of the impact of new accounting standards; our expectations about investment spending and tax rate; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q or annual report on Form 10-K. Risks that could affect forward-looking statements in this press release include changes in market conditions; changes in global and regional economies; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; the extent to which we can continue to successfully integrate Starwood and realize the anticipated benefits of combining Starwood and Marriott; the extent to which we experience adverse effects from the data security incident; changes in tax laws in countries in which we earn significant income, including guidance that may be issued by U.S. standard-setting bodies on how provisions of the Tax Act will be applied or otherwise administered; and changes to our estimates of the impact of the new accounting standards. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of February 28, 2019. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is the world’s largest hotel company based in Bethesda, Maryland, USA, with more than 6,900 properties in 130 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts. The company’s 30 leading brands include: Bulgari®, The Ritz-Carlton® and The Ritz-Carlton Reserve®, St. Regis®, W®, EDITION®, JW Marriott®, The Luxury Collection®, Marriott Hotels®, Westin®, Le Méridien®, Renaissance® Hotels, Sheraton®, Delta Hotels by MarriottSM, Marriott Executive Apartments®, Marriott Vacation Club®, Autograph Collection® Hotels, Tribute Portfolio™, Design Hotels™, Gaylord Hotels®, Courtyard®,

Four Points® by Sheraton, SpringHill Suites®, Fairfield Inn & Suites®, Residence Inn®, TownePlace Suites®, AC Hotels by Marriott®, Aloft®, Element®, Moxy® Hotels, and Protea Hotels by Marriott®. The company now offers one travel program, Marriott Bonvoy™, replacing Marriott Rewards®, The Ritz-Carlton Rewards®, and Starwood Preferred Guest®(SPG). For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com and @MarriottIntl.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
FOURTH QUARTER 2018 AND 2017
(in millions except per share amounts, unaudited)

	As Reported	As Reported [10]	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	December 31, 2018	December 31, 2017	Reported 2018 vs. 2017
REVENUES
Base management fees	$288	$284	1
Franchise fees [1]	455	404	13
Incentive management fees	167	174	(4)
Gross Fee Revenues	910	862	6
Contract investment amortization [2]	(14)	(16)	13
Net Fee Revenues	896	846	6
Owned, leased, and other revenue [3]	409	443	(8)
Cost reimbursement revenue [4]	3,984	3,962	1
Total Revenues	5,289	5,251	1

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	321	354	9
Depreciation, amortization, and other [6]	62	53	(17)
General, administrative, and other [7]	242	270	10
Merger-related costs and charges	91	59	(54)
Reimbursed expenses [4]	4,151	4,091	(1)
Total Expenses	4,867	4,827	(1)

OPERATING INCOME	422	424	—

Gains and other income, net [8]	3	657	(100)
Interest expense	(94)	(72)	(31)
Interest income	6	14	(57)
Equity in earnings [9]	8	11	(27)
INCOME BEFORE INCOME TAXES	345	1,034	(67)
Provision for income taxes	(28)	(920)	97
NET INCOME	$317	$114	178

EARNINGS PER SHARE
Earnings per share - basic	$0.93	$0.31	200
Earnings per share - diluted	$0.92	$0.31	197

Basic Shares	341.9	365.1
Diluted Shares	345.7	369.9

[1]	Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.

[2]	Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.

[3]	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.

[4]
Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5]	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

[6]
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7]	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

[8]	Gains and other income, net includes gains and losses on the sale of real estate, the sale or impairment of joint ventures and investments, and results from other equity investments.

[9]	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

[10]	On January 1, 2018, we adopted ASU 2014-09. This column reflects our recast 2017 results under the new accounting standard.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
FOURTH QUARTER YEAR-TO-DATE 201810 AND 2017
(in millions except per share amounts, unaudited)

	As Reported[10]	As Reported [11]	Percent
	Twelve Months Ended	Twelve Months Ended	Better/(Worse)
	December 31, 2018	December 31, 2017	Reported 2018 vs. 2017
REVENUES
Base management fees	$1,140	$1,102	3
Franchise fees [1]	1,849	1,586	17
Incentive management fees	649	607	7
Gross Fee Revenues	3,638	3,295	10
Contract investment amortization [2]	(58)	(50)	(16)
Net Fee Revenues	3,580	3,245	10
Owned, leased, and other revenue [3]	1,635	1,752	(7)
Cost reimbursement revenue [4]	15,543	15,455	1
Total Revenues	20,758	20,452	1

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	1,306	1,411	7
Depreciation, amortization, and other [6]	226	229	1
General, administrative, and other [7]	927	921	(1)
Merger-related costs and charges	155	159	3
Reimbursed expenses [4]	15,778	15,228	(4)
Total Expenses	18,392	17,948	(2)

OPERATING INCOME	2,366	2,504	(6)

Gains and other income, net [8]	194	688	(72)
Interest expense	(340)	(288)	(18)
Interest income	22	38	(42)
Equity in earnings [9]	103	40	158
INCOME BEFORE INCOME TAXES	2,345	2,982	(21)
Provision for income taxes	(438)	(1,523)	71
NET INCOME	$1,907	$1,459	31

EARNINGS PER SHARE
Earnings per share - basic	$5.45	$3.89	40
Earnings per share - diluted	$5.38	$3.84	40

Basic Shares	350.1	375.2
Diluted Shares	354.2	379.9

[1]	Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.

[2]	Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.

[3]	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.

[4]
Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5]	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

[6]
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7]	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

[8]	Gains and other income, net includes gains and losses on the sale of real estate, the sale or impairment of joint ventures and investments, and results from other equity investments.

[9]	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

[10]
Results for the 2018 full year reflect the correction of certain immaterial errors of cost reimbursement revenue and reimbursed expenses in the 2018 first, second, and third quarters. For more information, see our Annual Report on Form 10-K, which the company expects to file on March 1, 2019.

[11]	On January 1, 2018, we adopted ASU 2014-09. This column reflects our recast 2017 results under the new accounting standard.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted EPS, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Twelve Months Ended
	December 31, 2018	December 31, 2017 [3]	Percent Better/(Worse)	December 31, 2018 [4]	December 31, 2017 [3]	Percent Better/(Worse)
Total revenues, as reported	$5,289	$5,251		$20,758	$20,452
Less: Cost reimbursement revenue	(3,984)	(3,962)		(15,543)	(15,455)
Less: Other merger-related adjustments[1]	—	—		—	(3)
Adjusted total revenues**	1,305	1,289		5,215	4,994

Operating income, as reported	422	424		2,366	2,504
Less: Cost reimbursement revenue	(3,984)	(3,962)		(15,543)	(15,455)
Add: Reimbursed expenses	4,151	4,091		15,778	15,228
Add: Merger-related costs, charges, and other [2]	91	59		155	155
Adjusted operating income **	680	612	11%	2,756	2,432	13%

Operating income margin	8%	8%		11%	12%
Adjusted operating income margin **	52%	47%		53%	49%

Net income, as reported	317	114		1,907	1,459
Less: Cost reimbursement revenue	(3,984)	(3,962)		(15,543)	(15,455)
Add: Reimbursed expenses	4,151	4,091		15,778	15,228
Add: Merger-related costs, charges, and other [2]	91	59		155	155
Less: Gain on sale of Avendra	—	(659)		(6)	(659)
Income tax effect of above adjustments	(83)	197		(117)	309
Add: U.S. Tax Cuts and Jobs Act of 2017	5	563		27	563
Adjusted net income **	$497	$403	23%	$2,201	$1,600	38%

Diluted EPS, as reported	$0.92	$0.31		$5.38	$3.84
Adjusted Diluted EPS**	$1.44	$1.09	32%	$6.21	$4.21	48%

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]	Other merger-related adjustments include Starwood purchase accounting revisions.

[2]	Merger-related costs, charges, and other includes Starwood merger costs presented in the “Merger-related costs and charges” caption of our Income Statement and net purchase accounting revisions.

[3]	On January 1, 2018, we adopted ASU 2014-09. This column reflects our recast 2017 results under the new accounting standard.

[4]
Results for the 2018 full year reflect the correction of certain immaterial errors of cost reimbursement revenue and reimbursed expenses in the 2018 first, second, and third quarters. The errors had no impact on our Adjusted operating income, Adjusted operating income margin, Adjusted net income, Adjusted diluted EPS, or Adjusted EBITDA non-GAAP measures. For more information, see our Annual Report on Form 10-K, which the company expects to file on March 1, 2019.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of December 31, 2018

	North America		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Managed	766	242,301	1,107	297,817	1,873	540,118
Marriott Hotels	125	66,870	168	49,606	293	116,476
Sheraton	28	23,606	184	63,201	212	86,807
Courtyard	240	38,356	96	20,765	336	59,121
Westin	45	24,808	69	21,333	114	46,141
The Ritz-Carlton	38	10,969	55	15,002	93	25,971
The Ritz-Carlton Serviced Apartments	—	—	5	697	5	697
JW Marriott	16	10,038	49	19,382	65	29,420
Renaissance	27	11,574	57	17,823	84	29,397
Le Méridien	3	570	72	19,801	75	20,371
Residence Inn	110	16,897	6	643	116	17,540
Four Points	1	134	72	18,677	73	18,811
W Hotels	24	6,965	28	6,904	52	13,869
The Luxury Collection	5	2,234	50	8,867	55	11,101
St. Regis	9	1,739	30	6,902	39	8,641
Aloft	1	330	37	8,798	38	9,128
Gaylord Hotels	6	9,918	—	—	6	9,918
Delta Hotels	25	6,764	—	—	25	6,764
Fairfield by Marriott	7	1,539	31	4,777	38	6,316
SpringHill Suites	31	4,988	—	—	31	4,988
Marriott Executive Apartments	—	—	30	4,440	30	4,440
Protea Hotels	—	—	36	4,327	36	4,327
Autograph Collection	5	1,307	8	1,722	13	3,029
TownePlace Suites	17	1,948	—	—	17	1,948
Element	1	180	6	1,253	7	1,433
EDITION	2	567	6	1,301	8	1,868
Moxy	—	—	4	599	4	599
Tribute Portfolio	—	—	3	559	3	559
Bulgari	—	—	5	438	5	438
Franchised	4,133	597,379	508	109,437	4,641	706,816
Courtyard	768	102,219	72	13,390	840	115,609
Fairfield by Marriott	933	86,513	8	1,459	941	87,972
Marriott Hotels	213	66,300	53	15,301	266	81,601
Residence Inn	678	80,246	7	963	685	81,209
Sheraton	160	47,594	63	17,912	223	65,506
SpringHill Suites	383	43,971	—	—	383	43,971
Westin	83	27,074	25	7,865	108	34,939
TownePlace Suites	371	37,283	—	—	371	37,283
Four Points	151	22,881	47	7,452	198	30,333
Autograph Collection	90	18,911	55	12,296	145	31,207
Renaissance	60	17,213	27	7,423	87	24,636
Aloft	107	15,966	14	2,258	121	18,224
The Luxury Collection	12	2,850	41	7,718	53	10,568
Delta Hotels	36	8,141	2	562	38	8,703
Le Méridien	16	3,417	16	4,246	32	7,663
JW Marriott	12	5,643	6	1,624	18	7,267
Moxy	11	2,235	22	4,743	33	6,978
Tribute Portfolio	18	4,285	10	1,077	28	5,362
Element	30	4,208	2	293	32	4,501
Protea Hotels	—	—	37	2,770	37	2,770
The Ritz-Carlton	1	429	—	—	1	429
Bulgari	—	—	1	85	1	85

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of December 31, 2018

	North America		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Owned/Leased	29	8,281	34	8,814	63	17,095
Sheraton	2	1,474	4	1,830	6	3,304
Courtyard	19	2,814	4	894	23	3,708
Marriott Hotels	3	1,664	5	1,625	8	3,289
Westin	1	1,073	—	—	1	1,073
W Hotels	1	509	2	665	3	1,174
Protea Hotels	—	—	7	1,168	7	1,168
Renaissance	1	317	3	749	4	1,066
The Ritz-Carlton	—	—	2	553	2	553
JW Marriott	—	—	1	496	1	496
St. Regis	1	238	1	160	2	398
Residence Inn	1	192	1	140	2	332
The Luxury Collection	—	—	2	287	2	287
Autograph Collection	—	—	2	247	2	247
Unconsolidated Joint Ventures	49	8,447	102	12,749	151	21,196
AC Hotels by Marriott	49	8,447	96	12,330	145	20,777
Autograph Collection	—	—	6	419	6	419
Residences	59	6,959	30	2,998	89	9,957
The Ritz-Carlton Residences	37	4,854	11	950	48	5,804
W Residences	9	1,078	4	478	13	1,556
St. Regis Residences	7	585	7	593	14	1,178
Westin Residences	3	266	1	264	4	530
Bulgari Residences	—	—	3	366	3	366
Sheraton Residences	—	—	2	262	2	262
The Luxury Collection Residences	2	151	2	85	4	236
EDITION Residences	1	25	—	—	1	25
Timeshare*	70	18,313	19	3,873	89	22,186
Grand Total	5,106	881,680	1,800	435,688	6,906	1,317,368

* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of December 31, 2018

	North America		Total International		Total Worldwide
Total Systemwide	Units	Rooms	Units	Rooms	Units	Rooms
Luxury	177	48,874	311	73,553	488	122,427
JW Marriott	28	15,681	56	21,502	84	37,183
The Ritz-Carlton	39	11,398	57	15,555	96	26,953
The Ritz-Carlton Residences	37	4,854	11	950	48	5,804
The Ritz-Carlton Serviced Apartments	—	—	5	697	5	697
The Luxury Collection	17	5,084	93	16,872	110	21,956
The Luxury Collection Residences	2	151	2	85	4	236
W Hotels	25	7,474	30	7,569	55	15,043
W Residences	9	1,078	4	478	13	1,556
St. Regis	10	1,977	31	7,062	41	9,039
St. Regis Residences	7	585	7	593	14	1,178
EDITION	2	567	6	1,301	8	1,868
EDITION Residences	1	25	—	—	1	25
Bulgari	—	—	6	523	6	523
Bulgari Residences	—	—	3	366	3	366
Full-Service	950	343,146	865	250,563	1,815	593,709
Marriott Hotels	341	134,834	226	66,532	567	201,366
Sheraton	190	72,674	251	82,943	441	155,617
Sheraton Residences	—	—	2	262	2	262
Westin	129	52,955	94	29,198	223	82,153
Westin Residences	3	266	1	264	4	530
Renaissance	88	29,104	87	25,995	175	55,099
Autograph Collection	95	20,218	71	14,684	166	34,902
Le Méridien	19	3,987	88	24,047	107	28,034
Delta Hotels	61	14,905	2	562	63	15,467
Gaylord Hotels	6	9,918	—	—	6	9,918
Tribute Portfolio	18	4,285	13	1,636	31	5,921
Marriott Executive Apartments	—	—	30	4,440	30	4,440
Limited-Service	3,909	471,347	605	107,699	4,514	579,046
Courtyard	1,027	143,389	172	35,049	1,199	178,438
Residence Inn	789	97,335	14	1,746	803	99,081
Fairfield by Marriott	940	88,052	39	6,236	979	94,288
SpringHill Suites	414	48,959	—	—	414	48,959
Four Points	152	23,015	119	26,129	271	49,144
TownePlace Suites	388	39,231	—	—	388	39,231
Aloft	108	16,296	51	11,056	159	27,352
AC Hotels by Marriott	49	8,447	96	12,330	145	20,777
Protea Hotels	—	—	80	8,265	80	8,265
Moxy	11	2,235	26	5,342	37	7,577
Element	31	4,388	8	1,546	39	5,934
Timeshare*	70	18,313	19	3,873	89	22,186
Grand Total	5,106	881,680	1,800	435,688	6,906	1,317,368
* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated North American Properties
	Three Months Ended December 31, 2018 and December 31, 2017
	REVPAR		Occupancy			Average Daily Rate
Brand	2018	vs. 2017	2018	vs. 2017		2018	vs. 2017
JW Marriott	$162.31	1.3%	71.6%	-0.9%	pts.	$226.84	2.6%
The Ritz-Carlton	$267.85	3.4%	71.8%	-1.0%	pts.	$373.05	4.8%
W Hotels	$253.18	1.2%	77.7%	-3.6%	pts.	$325.92	5.8%
Composite North American Luxury [1]	$253.63	2.0%	72.9%	-2.3%	pts.	$347.84	5.3%
Marriott Hotels	$147.22	0.9%	72.0%	-0.4%	pts.	$204.47	1.5%
Sheraton	$141.39	-0.9%	71.7%	-3.4%	pts.	$197.23	3.8%
Westin	$157.24	-1.4%	71.6%	-1.3%	pts.	$219.52	0.4%
Composite North American Upper Upscale [2]	$145.97	0.2%	72.0%	-1.1%	pts.	$202.86	1.8%
North American Full-Service [3]	$164.02	0.7%	72.1%	-1.3%	pts.	$227.44	2.5%
Courtyard	$95.75	-1.0%	68.2%	-1.3%	pts.	$140.36	0.9%
Residence Inn	$117.23	0.3%	75.6%	-0.4%	pts.	$155.05	0.8%
Composite North American Limited-Service [4]	$101.57	-0.6%	70.7%	-1.0%	pts.	$143.57	0.8%
North American - All [5]	$144.15	0.4%	71.7%	-1.2%	pts.	$201.09	2.1%

Comparable Systemwide North American Properties
	Three Months Ended December 31, 2018 and December 31, 2017
	REVPAR		Occupancy			Average Daily Rate
Brand	2018	vs. 2017	2018	vs. 2017		2018	vs. 2017
JW Marriott	$165.73	2.0%	72.4%	-1.0%	pts.	$228.91	3.3%
The Ritz-Carlton	$267.85	3.4%	71.8%	-1.0%	pts.	$373.05	4.8%
W Hotels	$253.18	1.2%	77.7%	-3.6%	pts.	$325.92	5.8%
Composite North American Luxury [1]	$240.27	2.3%	73.2%	-2.0%	pts.	$328.30	5.1%
Marriott Hotels	$122.36	1.3%	68.3%	-0.4%	pts.	$179.13	1.9%
Sheraton	$107.34	-0.7%	67.0%	-2.4%	pts.	$160.09	2.8%
Westin	$143.66	-0.4%	70.4%	-1.1%	pts.	$204.07	1.2%
Composite North American Upper Upscale [2]	$125.43	0.7%	69.1%	-0.8%	pts.	$181.40	2.0%
North American Full-Service [3]	$136.64	1.0%	69.5%	-1.0%	pts.	$196.48	2.4%
Courtyard	$94.70	-0.2%	68.4%	-1.0%	pts.	$138.37	1.3%
Residence Inn	$108.80	-0.3%	75.1%	-0.9%	pts.	$144.85	0.9%
Fairfield by Marriott	$74.92	-1.2%	66.6%	-1.2%	pts.	$112.50	0.5%
Composite North American Limited-Service [4]	$91.37	-0.8%	69.7%	-1.4%	pts.	$131.13	1.2%
North American - All [5]	$111.00	0.2%	69.6%	-1.2%	pts.	$159.43	1.9%

[1]	Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.

[2]	Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, Gaylord Hotels, and Le Méridien. Systemwide also includes Tribute Portfolio.

[3]	Includes Composite North American Luxury and Composite North American Upper Upscale.

[4]	Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.

[5]	Includes North American Full-Service and Composite North American Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended December 31, 2018 and December 31, 2017
	REVPAR		Occupancy			Average Daily Rate
Region	2018	vs. 2017	2018	vs. 2017		2018	vs. 2017
Greater China	$95.61	3.5%	73.1%	0.5%	pts.	$130.84	2.9%
Rest of Asia Pacific	$133.38	8.6%	76.8%	2.0%	pts.	$173.73	5.8%
Asia Pacific	$109.64	5.8%	74.5%	1.0%	pts.	$147.26	4.3%

Caribbean & Latin America	$131.49	8.6%	64.6%	-1.2%	pts.	$203.56	10.7%
Europe	$135.89	5.5%	72.3%	0.7%	pts.	$187.95	4.6%
Middle East & Africa	$113.81	-5.9%	70.2%	1.5%	pts.	$162.01	-8.0%

International - All [1]	$118.27	3.8%	72.4%	0.9%	pts.	$163.41	2.5%

Worldwide [2]	$131.17	1.9%	72.0%	-0.2%	pts.	$182.11	2.1%

Comparable Systemwide International Properties
	Three Months Ended December 31, 2018 and December 31, 2017
	REVPAR		Occupancy			Average Daily Rate
Region	2018	vs. 2017	2018	vs. 2017		2018	vs. 2017
Greater China	$95.07	3.5%	72.5%	0.6%	pts.	$131.13	2.7%
Rest of Asia Pacific	$131.24	7.2%	76.5%	1.4%	pts.	$171.49	5.2%
Asia Pacific	$111.00	5.4%	74.3%	0.9%	pts.	$149.45	4.1%

Caribbean & Latin America	$102.10	6.8%	62.1%	-1.7%	pts.	$164.37	9.7%
Europe	$124.73	5.7%	72.9%	1.0%	pts.	$170.99	4.2%
Middle East & Africa	$108.45	-5.6%	69.6%	1.2%	pts.	$155.91	-7.2%

International - All [1]	$113.66	4.0%	71.7%	0.7%	pts.	$158.46	3.0%

Worldwide [2]	$111.77	1.3%	70.2%	-0.7%	pts.	$159.15	2.2%

[1]	Includes Asia Pacific, Caribbean & Latin America, Europe, and Middle East & Africa.

[2]	Includes North American - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated North American Properties
	Twelve Months Ended December 31, 2018 and December 31, 2017
	REVPAR		Occupancy			Average Daily Rate
Brand	2018	vs. 2017	2018	vs. 2017		2018	vs. 2017
JW Marriott	$178.07	0.7%	76.8%	-0.3%	pts.	$231.79	1.1%
The Ritz-Carlton	$276.13	4.4%	74.0%	0.1%	pts.	$373.25	4.2%
W Hotels	$249.18	1.8%	81.0%	-1.3%	pts.	$307.77	3.4%
Composite North American Luxury [1]	$258.71	3.3%	76.9%	-0.5%	pts.	$336.58	3.9%
Marriott Hotels	$153.97	2.3%	76.4%	0.3%	pts.	$201.45	1.9%
Sheraton	$145.39	2.0%	76.6%	-0.4%	pts.	$189.88	2.5%
Westin	$164.58	0.7%	75.7%	-0.3%	pts.	$217.50	1.0%
Composite North American Upper Upscale [2]	$151.44	1.9%	76.0%	0.0%	pts.	$199.35	1.9%
North American Full-Service [3]	$169.44	2.2%	76.1%	-0.1%	pts.	$222.60	2.3%
Courtyard	$103.63	0.1%	72.6%	-0.5%	pts.	$142.82	0.8%
Residence Inn	$126.43	0.1%	79.2%	-0.7%	pts.	$159.65	1.0%
Composite North American Limited-Service [4]	$109.72	0.3%	74.9%	-0.4%	pts.	$146.55	0.8%
North American - All [5]	$150.42	1.8%	75.7%	-0.2%	pts.	$198.66	2.0%

Comparable Systemwide North American Properties
	Twelve Months Ended December 31, 2018 and December 31, 2017
	REVPAR		Occupancy			Average Daily Rate
Brand	2018	vs. 2017	2018	vs. 2017		2018	vs. 2017
JW Marriott	$179.40	1.7%	77.4%	-0.1%	pts.	$231.92	1.9%
The Ritz-Carlton	$276.13	4.4%	74.0%	0.1%	pts.	$373.25	4.2%
W Hotels	$249.18	1.8%	81.0%	-1.3%	pts.	$307.77	3.4%
Composite North American Luxury [1]	$245.35	3.5%	77.0%	-0.3%	pts.	$318.54	3.8%
Marriott Hotels	$130.21	2.0%	72.8%	0.2%	pts.	$178.97	1.7%
Sheraton	$115.07	1.3%	72.5%	-0.7%	pts.	$158.74	2.3%
Westin	$153.29	1.1%	75.3%	-0.4%	pts.	$203.66	1.6%
Composite North American Upper Upscale [2]	$132.64	1.8%	73.5%	-0.1%	pts.	$180.54	1.9%
North American Full-Service [3]	$143.64	2.1%	73.8%	-0.1%	pts.	$194.59	2.2%
Courtyard	$102.38	0.6%	72.9%	-0.1%	pts.	$140.48	0.7%
Residence Inn	$117.52	0.9%	79.3%	0.1%	pts.	$148.27	0.7%
Fairfield by Marriott	$82.32	1.1%	71.6%	0.3%	pts.	$114.98	0.7%
Composite North American Limited-Service [4]	$99.29	0.9%	74.3%	0.0%	pts.	$133.61	1.0%
North American - All [5]	$118.51	1.5%	74.1%	-0.1%	pts.	$159.94	1.6%

[1]	Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.

[2]	Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, Gaylord Hotels, and Le Méridien. Systemwide also includes Tribute Portfolio.

[3]	Includes Composite North American Luxury and Composite North American Upper Upscale.

[4]	Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.

[5]	Includes North American Full-Service and Composite North American Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Twelve Months Ended December 31, 2018 and December 31, 2017
	REVPAR		Occupancy			Average Daily Rate
Region	2018	vs. 2017	2018	vs. 2017		2018	vs. 2017
Greater China	$94.54	7.6%	72.3%	2.6%	pts.	$130.77	3.7%
Rest of Asia Pacific	$129.25	7.3%	75.6%	1.6%	pts.	$170.99	5.0%
Asia Pacific	$107.43	7.5%	73.5%	2.2%	pts.	$146.14	4.2%

Caribbean & Latin America	$131.52	8.6%	64.8%	0.1%	pts.	$202.84	8.5%
Europe	$151.86	4.8%	74.0%	0.7%	pts.	$205.15	3.8%
Middle East & Africa	$102.39	(1.8)%	66.4%	2.4%	pts.	$154.17	-5.3%

International - All [1]	$118.86	5.2%	71.6%	1.7%	pts.	$165.91	2.7%

Worldwide [2]	$134.58	3.3%	73.7%	0.8%	pts.	$182.67	2.2%

Comparable Systemwide International Properties
	Twelve Months Ended December 31, 2018 and December 31, 2017
	REVPAR		Occupancy			Average Daily Rate
Region	2018	vs. 2017	2018	vs. 2017		2018	vs. 2017
Greater China	$93.96	7.5%	71.7%	2.7%	pts.	$131.07	3.5%
Rest of Asia Pacific	$128.40	7.0%	75.3%	1.6%	pts.	$170.43	4.7%
Asia Pacific	$109.14	7.2%	73.3%	2.2%	pts.	$148.90	4.0%

Caribbean & Latin America	$104.77	7.4%	63.2%	0.1%	pts.	$165.71	7.3%
Europe	$134.10	5.8%	73.0%	1.4%	pts.	$183.74	3.7%
Middle East & Africa	$98.38	-1.6%	66.1%	2.0%	pts.	$148.87	-4.6%

International - All [1]	$114.56	5.5%	70.9%	1.7%	pts.	$161.48	3.0%

Worldwide [2]	$117.37	2.6%	73.2%	0.4%	pts.	$160.37	2.0%

[1]	Includes Asia Pacific, Caribbean & Latin America, Europe, and Middle East & Africa.

[2]	Includes North American - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2018
	First Quarter [1]	Second Quarter [1]	Third Quarter [1]	Fourth Quarter	Total
Net income	$420	$667	$503	$317	$1,907
Cost reimbursement revenue	(3,776)	(4,048)	(3,735)	(3,984)	(15,543)
Reimbursed expenses	3,808	3,964	3,855	4,151	15,778
Interest expense	75	85	86	94	340
Interest expense from unconsolidated joint ventures	2	3	2	3	10
Tax provision	112	207	91	28	438
Depreciation and amortization	54	58	52	62	226
Contract investment amortization	18	13	13	14	58
Depreciation classified in reimbursed expenses	33	34	39	41	147
Depreciation and amortization from unconsolidated joint ventures	10	10	10	10	40
Share-based compensation	38	47	43	43	171
Gain on asset dispositions	(58)	(109)	(16)	(6)	(189)
Gain on investees’ property sales	—	(10)	(55)	—	(65)
Merger-related costs and charges	34	18	12	91	155
Adjusted EBITDA **	$770	$939	$900	$864	$3,473

Increase over 2017 Adjusted EBITDA **	8%	15%	12%	10%	11%

	Fiscal Year 2017 [2]
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$371	$489	$485	$114	$1,459
Cost reimbursement revenue	(3,736)	(3,927)	(3,830)	(3,962)	(15,455)
Reimbursed expenses	3,696	3,791	3,650	4,091	15,228
Interest expense	70	73	73	72	288
Interest expense from unconsolidated joint ventures	1	3	2	4	10
Tax provision	123	227	253	920	1,523
Depreciation and amortization	51	71	54	53	229
Contract investment amortization	11	12	11	16	50
Depreciation classified in reimbursed expenses	32	33	28	33	126
Depreciation and amortization from unconsolidated joint ventures	11	10	10	11	42
Share-based compensation	35	41	42	37	155
Gain on asset dispositions	—	(24)	—	(659)	(683)
Merger-related costs and charges	51	21	28	59	159
Adjusted EBITDA **	$716	$820	$806	$789	$3,131

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]
Results for the 2018 full year and for the first, second, and third quarters of 2018 reflect the correction of certain immaterial errors of cost reimbursement revenue and reimbursed expenses in the previously reported 2018 first, second, and third quarters. The errors had no impact on our Adjusted operating income, Adjusted operating income margin, Adjusted net income, Adjusted diluted EPS, or Adjusted EBITDA non-GAAP measures. For more information, see our Annual Report on Form 10-K, which the company expects to file on March 1, 2019.

[2]	On January 1, 2018, we adopted ASU 2014-09. The table above reflects our recast 2017 results under the new accounting standard.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FIRST QUARTER 2019
($ in millions)

	Range
	Estimated First Quarter 2019		Fourth Quarter 2018 **
Net income excluding certain items [1]	$445	$464
Interest expense	100	100
Interest expense from unconsolidated joint ventures	—	—
Tax provision	115	121
Depreciation and amortization	55	55
Contract investment amortization	15	15
Depreciation classified in reimbursed expenses	35	35
Depreciation and amortization from unconsolidated joint ventures	10	10
Share-based compensation	45	45
Adjusted EBITDA **	$820	$845	$770

Increase over 2018 Adjusted EBITDA**	6%	10%

** Denotes non-GAAP financial measures. See pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]
Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related costs and charges, which the company cannot accurately forecast and which may be significant, except for depreciation classified in reimbursed expenses, which is included in the caption “Depreciation classified in reimbursed expenses” above.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2019
($ in millions)

	Range
	Estimated Full Year 2019		Full Year 2018 **
Net income excluding certain items [1]	$1,967	$2,043
Interest expense	415	415
Interest expense from unconsolidated joint ventures	10	10
Tax provision	593	617
Depreciation and amortization	215	215
Contract investment amortization	60	60
Depreciation classified in reimbursed expenses	135	135
Depreciation and amortization from unconsolidated joint ventures	35	35
Share-based compensation	185	185
Adjusted EBITDA **	$3,615	$3,715	$3,473

Increase over 2018 Adjusted EBITDA**	4%	7%

** Denotes non-GAAP financial measures. See pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]
Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related costs and charges, which the company cannot accurately forecast and which may be significant, except for depreciation classified in reimbursed expenses, which is included in the caption “Depreciation classified in reimbursed expenses” above.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin.  Adjusted operating income and Adjusted operating income margin exclude cost reimbursement revenue, reimbursed expenses, Starwood merger costs presented in the “Merger-related costs and charges” caption of our Income Statements, and net purchase accounting revisions. Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income and Adjusted Diluted EPS. Adjusted net income and Adjusted diluted EPS reflect our net income and diluted earnings per share excluding the impact of cost reimbursement revenue, reimbursed expenses, merger-related costs, charges, and other merger-related adjustments due to purchase accounting, the gain on the sale of our ownership interest in Avendra, and the income tax effect of these adjustments, and the impact of the U.S. Tax Cuts and Jobs Act of 2017. We calculate the income tax effect of the adjustments using an estimated tax rate applicable to each adjustment. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation (including depreciation classified in “Reimbursed expenses,” as discussed below), amortization, and provision for income taxes, pre-tax transaction and transition costs associated with the Starwood merger, and share-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes gains and losses on asset dispositions made by us or by our joint venture investees.

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income, and Adjusted diluted EPS, we exclude transaction and transition costs associated with the Starwood merger, which we record in the “Merger-related costs and charges” caption of our Income Statements, and other merger-related adjustments due to purchase accounting, to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners. We do not operate these programs and services to generate a profit over the contract term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing temporary timing differences between the costs we incur and the related reimbursement from hotel owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation classified in “Reimbursed expenses” and “Contract investment amortization” in our Consolidated Statements of Income (our “Income Statements”), because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

classified in “Reimbursed expenses” reflects depreciation of Marriott-owned assets, for which we receive cash from owners to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude share-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR is a meaningful indicator of our performance because it measures the period-over-period change in room revenues for comparable properties. RevPAR may not be comparable to similarly titled measures, such as revenues. We calculate RevPAR by dividing room sales (recorded in local currency) for comparable properties by room nights available for the period. We present growth in comparative pro forma combined company RevPAR on a constant dollar basis, which we calculate by applying exchange rates for the current period to each period presented. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.